EXHIBIT 99.1

LEHMAN BROTHERS
PRESS RELEASE

For Immediate Release                        Media Contact:      Hannah Burns
                                                                 (212) 526-4064

                                             Investor Contact:   Shaun Butler
                                                                 (212) 526-8381


                             LEHMAN BROTHERS REPORTS
                  RECORD FIRST QUARTER EARNINGS OF $670 MILLION

                 Reports Record Revenues and Earnings Per Share

NEW YORK, March 16, 2004 -- Lehman Brothers Holdings Inc. (ticker symbol: LEH) today reported net income of $670 million, or $2.21 per common share (diluted), for the first quarter ended February 29, 2004, a 123% increase from $301 million, or $1.15 per common share (diluted), reported for the first quarter of fiscal 2003, and a 39% increase from $481 million, or $1.71 per common share (diluted), for the fourth quarter of fiscal 2003.

                        First Quarter Business Highlights


o Reported record performances in the Capital Markets and Client Services segments

o    Reported 57% revenue growth from Europe and Asia

o Posted fourth consecutive quarter of increased revenues in Investment Banking, reaching the highest level in three years, and reflecting market share gains in strategic advisory and equity origination activities

o Named four new members to the Executive Committee to reflect the continued growth and expansion of the Firm's global businesses: Jesse Bhattal, chief executive officer of Lehman Brothers Asia; Ted Janulis, head of Client Services/Wealth & Asset Management; Skip McGee, global head of Investment Banking; and Roger Nagioff, chief operating officer of Lehman Brothers Europe

o Assets Under Management increased to a record $124 billion at February 29, 2004, from $116 billion at November 30, 2003, driven by the continued growth and successful integration of Neuberger Berman

o    Successfully  completed  the moves  into the Firm's  new,  state-of-the-art
     European and Asian headquarters in London and Tokyo, respectively, reflecting the growth in scale and geographic reach of the Firm's global franchise

Richard S. Fuld, Jr., chairman and chief executive officer, said, "Our record results for the first quarter continue to demonstrate the earnings and growth potential of our global franchise. The outstanding performance of our Investment Banking, Capital Markets and Client Services businesses during the quarter underscores our ability to deliver the best solutions to our corporate, institutional and individual clients worldwide. We look forward to building on this terrific momentum and continuing to drive shareholder value."

The Firm reported record net revenues (total revenues less interest expense) for the first quarter of $3.1 billion, an 84% increase from $1.7 billion in the first quarter of fiscal 2003, and a 37% increase from $2.3 billion in the fiscal 2003 fourth quarter. Robust customer flow activity across most Capital Markets products resulted in record revenues in this segment. In Fixed Income Capital Markets, the Firm had solid performance across all products, particularly in high yield, foreign exchange, mortgage-related and interest rate products, which drove an 80% revenue increase over the first quarter of fiscal 2003. A 124% increase in the Equities Capital Markets business was characterized by heightened customer flow activity in both the Americas and Europe cash businesses, with other significant global contributions from the convertibles, derivatives and prime broker businesses. Investment Banking revenues reached their highest level in three years, increasing 39%, compared with the first quarter of fiscal 2003. Renewed confidence in the economy and increased corporate profitability resulted in an improved equity market environment, which led to substantially higher strategic M&A and equity origination volumes. The record results in the Firm's Client Services segment were attributable to record revenues in the Private Client component and the inclusion of Neuberger Berman for a full quarter.

Non-interest expenses for the quarter were $2.1 billion, compared to $1.3 billion in the fiscal 2003 first quarter, and $1.6 billion in the fourth quarter of fiscal 2003. Compensation and benefits as a percentage of net revenues was 49.8% during the first quarter of fiscal 2004. Nonpersonnel expenses in the fiscal 2004 first quarter were $546 million (including a $19 million real estate related charge), compared with $401 million in the previous fiscal year's first quarter, and $473 million in the previous fiscal year's fourth quarter. The increase from the fourth quarter of fiscal 2003 was primarily driven by the inclusion of Neuberger Berman for a full quarter, as well as increased brokerage and clearance costs from a higher volume of capital market activities.

For the quarter ended February 29, 2004, the Firm's pre-tax margin was 33% versus 26% in the fiscal 2003 first quarter, and 31% in the fiscal 2003 fourth quarter. Return on average common equity was 21% for the first quarter of fiscal 2004, compared to 14% for the first quarter of fiscal 2003, and 19% for the fourth quarter of fiscal 2003. Return on average tangible common equity was 30% for the first quarter of fiscal 2004, compared with 14% for the first quarter of fiscal 2003, and 21% for the fourth quarter of fiscal 2003.

As of February 29, 2004, Lehman Brothers stockholders' equity totaled $13.8 billion, and long-term debt (including junior subordinated debt of $1.3 billion) was $51.0 billion, for total capital of $64.8 billion. Book value per common share was $45.45.

Lehman Brothers (ticker symbol: LEH), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients, and high-net-worth individuals worldwide. Founded in 1850, Lehman Brothers maintains leadership positions in equity and fixed income sales, trading and research, investment banking, private equity, asset management and private client services. The Firm is headquartered in New York, London, and Tokyo and operates in a network of offices around the world. For further information about Lehman Brothers' services, products, and recruitment opportunities, visit our Web site at www.lehman.com.

                                 Conference Call

A conference call, to discuss the Firm's financial results and outlook, will be held at 9:30 a.m., EST on March 16, 2004. Members of the public who would like to access the conference call should dial, from the U.S., 888-456-0338 or from outside the U.S., 212-547-0182. The pass code for all callers is LEHMAN. The conference call will also be accessible through the "Shareholders" section of the Firm's Web site, www.lehman.com, under the subcategory "Webcasts." For those unable to listen to the live broadcast, a replay will be available on the Firm's Web site or by dialing 800-337-4108 (domestic) or 402-220-9640 (international). The replay will be available approximately one hour after the event and will remain available on the Lehman Brothers Web site until 5:00 p.m., EDT on April 16, 2004, and by phone until 5:00 p.m., EST on March 31, 2004. Please direct any questions regarding the conference call to Shaun Butler at 212-526-8381, sbutler@lehman.com or Elizabeth Besen at 212-526-2733, ebesen@lehman.com.

              Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These statements are not historical facts, but instead represent only the Firm's expectations, estimates, and projections regarding future events. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include risks and uncertainties relating to market fluctuations and volatility, industry competition and changes in the competitive environment, investor sentiment, liquidity and credit ratings, credit exposures and legal and regulatory matters. The Firm's actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements and, accordingly, readers are cautioned not to place undue reliance on such statements. The Firm undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. For more information concerning the risks and other factors that could affect the Firm's future results and financial condition, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Firm's most recent Annual Report to Shareholders.

                                       ###

             Selected Statistical and Financial Information Attached
                                                                               4

LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)

                                                                      Quarters Ended
                                                   ------------------------------------------------------
                                                   ------------------------------------------------------

                                                     2/29/04   11/30/03    8/31/03    5/31/03    2/28/03
                                                   ---------- ---------- ---------- ---------- ----------
Income Statement
Net Revenues                                          $3,144     $2,298     $2,347     $2,291     $1,711
Non-Interest Expenses:
   Compensation and Benefits                           1,566      1,103      1,174      1,168        873
   Nonpersonnel Expenses                                 527        473        424        418        401
   Real Estate Reconfiguration Charge                     19          -          -         77          -
Net Income (a)                                           670        481        480        437        301
Net Income Applicable to Common Stock                    653        464        469        426        290
Earnings per Common Share (b)
   Basic                                               $2.37      $1.82      $1.92      $1.76      $1.20
   Diluted                                             $2.21      $1.71      $1.81      $1.67      $1.15

Financial Ratios (%)
Return on Average Common Stockholders' Equity
   (annualized) (c)                                    21.1%      18.9%      20.7%      19.6%      13.9%
Return on Average Tangible Common Stockholders'
   Equity (annualized) (d)                             29.7%      20.6%      21.2%      20.1%      14.3%
Pretax Margin (e)                                      32.8%      31.4%      31.9%      27.4%      25.6%
Compensation and Benefits/Net Revenues                 49.8%      48.0%      50.0%      51.0%      51.0%
Effective Tax Rate (f)                                 32.8%      30.5%      33.4%      27.5%      28.0%

Financial Condition
Total Assets                                        $327,000   $312,061   $291,638   $302,410   $268,293
Net Assets (g)                                       172,300    163,182    156,985    160,407    146,455
Long-Term Debt (h)                                    50,976     43,529     41,693     43,530     41,247
Preferred Securities Subject to Mandatory
   Redemption (h)                                          -      1,310      1,010      1,010        710
Common Stockholders' Equity (i)                       12,601     12,129      9,231      8,935      8,457
Total Stockholders' Equity                            13,776     13,174     10,276      9,635      9,157
Total Stockholders' Equity plus Junior
   Subordinated Debt Issued to Trusts (j)             15,086     14,484     11,286     10,645      9,867
Tangible Equity Capital (k)                           11,307     10,681     11,040     10,410      9,631
Total Capital (l)                                     64,752     58,013     52,979     54,175     51,114
Gross Leverage (m)                                     23.7x      23.7x      28.4x      31.4x      29.3x
Net Leverage (n)                                       15.2x      15.3x      14.2x      15.4x      15.2x
Book Value per Common Share (o)                        45.45      44.17      37.95      36.77      35.03

Other Data (#s)
Employees                                             16,505     16,188     14,497     13,247     12,083
Assets Under Management (in billions)                 $124.0     $116.2      $42.5      $38.7      $39.6
Common Stock Outstanding (in millions)                 277.2      266.7      239.2      242.4      241.5
Weighted Average Shares (in millions)
   Basic                                               275.5      254.7      243.8      242.3      241.8
   Diluted                                             294.7      271.2      259.5      255.8      253.0


(a) For the quarters ended February 29, 2004 and May 31, 2003 net income includes a $19 million pre-tax ($11 million after tax) charge and a $77 million pre-tax ($45 million after tax) charge, respectively, related to reconfiguration of certain of the Company's real estate.
(b) For the quarter ended February 29, 2004 basic EPS and diluted EPS were reduced by $0.04 as a result of the real estate charge. For the quarter ended May 31, 2003 basic EPS was reduced by $0.19 and diluted EPS was reduced by $0.17 as a result of the real estate charge.
(c) Return on average common stockholders' equity is computed by dividing annualized net income applicable to common stock for the period by average common stockholders' equity. (See the table on page 8.) For the quarter ended November 30, 2003 average common stockholders' equity was appropriately weighted for the effect of the equity issued in connection with the Neuberger Berman Inc. acquisition on October 31, 2003. For the quarters ended February 29, 2004 and May 31, 2003 return on average common stockholders' equity was reduced by 0.4% and 2.1%, respectively, as a result of the real estate charges.
(d) Return on average tangible common stockholders' equity is computed by dividing annualized net income applicable to common stock for the period by average tangible common stockholders' equity. Tangible common stockholders' equity equals total common stockholders' equity less identifiable intangible assets and goodwill. (See the table on page 8.) For the quarter ended November 30, 2003 average tangible common stockholders' equity was appropriately weighted for the effect of the equity issued in connection with the Neuberger Berman Inc. acquisition on October 31, 2003. Management believes average tangible common stockholders' equity is a meaningful measure because it reflects the common stockholders' equity deployed in the Company's businesses. For the quarters ended February 29, 2004 and May 31, 2003 return on average tangible common stockholders' equity was reduced by 0.5% and 2.2%, respectively, as a result of the real estate charges.
(e) Pretax margin for the quarters ended February 29, 2004 and May 31, 2003 was reduced by approximately 0.6% and 3.4%, respectively, as a result of the real estate charges.
(f) The effective tax rates for the quarters ended February 29, 2004 and May 31, 2003 were reduced by approximately 0.2% and 1.5%, respectively, as a result of the real estate charges.
(g) Net assets represents total assets excluding cash and securities segregated and on deposit for regulatory and other purposes, secured financing arrangements, collateral received recognized in inventory pursuant to SFAS 140 and identifiable intangible assets and goodwill. (See the reconciliation on page 9.) The Company believes net assets is useful to investors when comparing companies in the securities industry because it excludes certain assets considered to have a low risk profile. Net assets as presented by the Company is not necessarily comparable to similarly-titled measures presented by other companies in the securities industry because of different methods of calculation.
(h) At February 29, 2004, long-term debt includes $1,310 of junior subordinated debt issued to trusts that in prior periods was classified as preferred securities subject to mandatory redemption. This amount was reclassified to long-term debt at February 29, 2004 pursuant to the adoption of FASB Interpretation No. 46, Consolidation of Variable Interest Entities - an interpretation of ARB No. 51 ("FIN 46"). See "Management's Discussion and Analysis--New Accounting Developments" and Note 12 to the Consolidated Financial Statements in the Company's 2003 Annual Report to Stockholders. The junior subordinated debt issued to trusts at February 29, 2004 and the preferred securities subject to mandatory redemption at the prior period ends are collectively referred to hereinafter as junior subordinated debt.
(i) On October 31, 2003, the Company acquired Neuberger Berman Inc. for a net purchase price of $2,788 million, including cash consideration and incidental costs of $690 million, equity consideration of $2,374 million and excluding net cash and short-term investments acquired of $276 million.
(j) The Company believes total stockholders' equity plus junior subordinated debt to be a more meaningful measure of the Company's equity, because the junior subordinated debt is subordinated and has a maturity at issuance of 49 years, and the Company can defer interest payments for up to 20 consecutive quarters if the junior subordinated debt is not in default. In addition, a leading rating agency views these securities as equity capital for purposes of calculating net leverage. (See the reconciliation on page 9.)
(k) Tangible equity capital is defined as total stockholders' equity plus junior subordinated debt less identifiable intangible assets and goodwill. (See the reconciliation on page 9.) The Company believes tangible equity capital to be a more meaningful measure of the Company's equity for purposes of calculating net leverage because the Company does not view the amount of equity used to support identifiable intangible assets and goodwill as available to support the Company's remaining net assets.
(l) Total capital includes long-term debt (including junior subordinated debt) and total stockholders' equity. The Company believes total capital is useful to investors as a measure of the Company's financial strength.
(m) Gross leverage is defined as total assets divided by total stockholders' equity.
(n) Net leverage is defined as net assets divided by tangible equity capital (See the reconciliation on page 9.) The Company believes net leverage, based on net assets and tangible equity capital as defined above, to be a more meaningful measure of leverage in evaluating companies in the securities industry for the reasons set forth in notes (g) and (k). Net leverage, as so defined, is used by many of the Company's creditors and a leading rating agency. These measures are not necessarily comparable to similarly-titled measures provided by other companies because of different methods of calculation.
(o) The book value per common share calculation includes amortized restricted stock units granted under stock award programs, which have been included in total stockholders' equity.

LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)

                                                            Three Months Ended                       % Change from
                                                 ---------------------------------------      ----------------------------
                                                 ----------- -- --------- --- ----------      ---------- -- --------------
                                                    Feb 29        Nov 30         Feb 28         Nov 30           Feb 28
                                                    2004          2003           2003           2003             2003
                                                 -----------    ---------     ----------      ----------    --------------
Revenues:
   Principal transactions                            $1,781       $1,034          $ 768
   Investment banking                                   508          477  (a)       366  (a)
   Commissions                                          390          335            262
   Interest and dividends                             2,304        2,343          2,687
   Asset management and other                           142           65  (a)        17  (a)
                                                 -----------    ---------     ----------
      Total revenues                                  5,125        4,254          4,100
   Interest expense                                   1,981        1,956          2,389
                                                  -----------    ---------     ----------
      Net revenues                                    3,144        2,298          1,711             37%               84%
                                                 -----------    ---------     ----------

Non-interest expenses:
   Compensation and benefits                          1,566        1,103            873
   Technology and communications                        170          157            143
   Brokerage and clearance fees                         107           95             86
   Occupancy                                            102           89             82
   Professional fees                                     47           53             29
   Business development                                  44           44             32
   Other                                                 57           35             29
   Real estate reconfiguration charge                    19            -              -
                                                -----------    ---------     ----------
      Total non-interest expenses                     2,112        1,576          1,274             34%               66%
   Income before taxes and dividends on trust
   preferred securities (b)                           1,032          722            437
   Provision for income taxes                           338          220            122
   Dividends on trust preferred
   securities (b)                                        24           21             14
                                                 -----------    ---------     ----------
Net income                                             $670         $481           $301             39%              123%
                                                 ===========    =========     ==========
Net income applicable to common stock                  $653         $464           $290             41%              125%
                                                 ===========    =========     ==========

Earnings per common share
   Basic                                              $2.37        $1.82          $1.20
                                                 ===========    =========     ==========
   Diluted                                            $2.21        $1.71          $1.15
                                                 ===========    =========     ==========

(a) Reclassified to conform to the February 29, 2004 presentation.
(b) At February 29, 2004, preferred securities subject to mandatory redemption were reclassified to junior subordinated debt (a component of long-term debt) pursuant to the adoption of FIN 46. In future periods dividends on trust preferred securities will be included in interest expense. See note (h) to the Selected Statistical Information on page 5.

LEHMAN BROTHERS HOLDINGS INC.
SEGMENT NET REVENUE INFORMATION
(Preliminary and Unaudited)
(In millions)

                                                           Three Months Ended                     % Change from
                                                 -------------------------------------      ---------------------------
                                                                                            ---------- - --------------
                                                     Feb 29       Nov 30       Feb 28          Nov 30           Feb 28
                                                     2004         2003         2003            2003             2003
                                                 -----------    ---------    ---------      ----------   --------------

Investment Banking:
   Debt Underwriting                                   $217         $275         $215           (21)%               1%
   Equity Underwriting                                  143          110           59             30%             142%
   Merger and Acquisition Advisory                      148           92           92             61%              61%
                                                 -----------    ---------    ---------
         Total                                          508          477          366              6%              39%
                                                 -----------    ---------    ---------

Capital Markets:
   Fixed Income                                       1,601        1,123          891             43%              80%
   Equities                                             619          425          276             46%             124%
                                                 -----------    ---------    ---------
         Total                                        2,220        1,548        1,167             43%              90%
                                                 -----------    ---------    ---------

Client Services:
   Private Client                                       212          198          159  (a)         7%              33%
   Asset Management                                     204           75           19  (a)       172%                -
                                                 -----------    ---------    ---------
         Total                                          416          273          178             52%             134%
                                                 -----------    ---------    ---------

         Total Net Revenues                          $3,144       $2,298       $1,711             37%              84%
                                                 ===========    =========    =========

(a) Reclassified to conform to the February 29, 2004 and November 30, 2003 presentations.

LEHMAN BROTHERS HOLDINGS INC.
RECONCILIATION OF AVERAGE COMMON STOCKHOLDERS' EQUITY TO
AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY
(Preliminary and Unaudited)
(In millions)


                                                                               Quarter Ended
                                              --------------------------------------------------------------------------------

                                                      Feb 29         Nov 30           Aug 31          May 31          Feb 28
                                                      2004           2003             2003            2003            2003
                                              ----------------    -----------    -------------    ------------    ------------

Average common stockholders' equity                  $12,365         $9,836           $9,083          $8,696          $8,350
Less: average identifiable
     intangible assets and goodwill                   (3,580)          (836)            (241)           (235)           (225)
                                              ----------------    -----------    -------------    ------------    ------------
Average tangible common stockholders'
     equity                                           $8,785         $9,000           $8,842          $8,461          $8,125
                                              ================    ===========    =============    ============    ============

                                                                               8

LEHMAN BROTHERS HOLDINGS INC.
GROSS LEVERAGE and NET LEVERAGE CALCULATIONS
(Preliminary and Unaudited)
(In millions)

                                                    Feb 29          Nov 30          Aug 31          May 31          Feb 28
                                                     2004            2003            2003            2003            2003
                                                  ------------    -----------    -------------    ------------    ------------
Net assets:
  Total assets                                       $327,000       $312,061         $291,638      $302,410         $268,293
  Less:
   Cash and securities segregated and on
     deposit for  regulatory and other purposes
     (a)                                               (3,600)        (3,100)          (4,473)       (3,692)          (2,973)
    Secured financing arrangements
     (reverse repo and securities borrowed)          (142,000)      (138,812)        (127,462)     (136,526)        (117,122)
    Collateral received recognized in
     inventory pursuant to SFAS 140                    (5,500)        (3,406)          (2,472)       (1,550)          (1,507)
    Identifiable intangible assets
     and goodwill                                      (3,600)        (3,561)            (246)         (235)            (236)
                                                  ------------    -----------    -------------    ------------    ------------
  Net assets                                         $172,300       $163,182         $156,985       $160,407        $146,455
                                                  ============    ===========    =============    ============    ============

Tangible equity capital:
  Total stockholders' equity                          $13,776        $13,174          $10,276         $9,635          $9,157
  Junior subordinated debt issued to trusts
       (subject to a limit) (b)                         1,131          1,068            1,010          1,010             710
  Less: Identifiable intangible assets
        and goodwill                                   (3,600)        (3,561)            (246)          (235)           (236)
                                                  ------------    -----------    -------------    ------------    ------------
Tangible equity capital                               $11,307        $10,681          $11,040        $10,410          $9,631
                                                  ============    ===========    =============    ============    ============

Gross leverage (total assets/ total
   stockholders' equity)                                23.7x          23.7x            28.4x          31.4x           29.3x

  Net leverage (net assets/ tangible
     equity capital)                                    15.2x          15.3x (c)        14.2x (c)      15.4x (c)       15.2x (c)


(a)  In March  2004,  a leading  rating  agency  changed its  definition  of net leverage to exclude cash and securities segregated and on deposit for regulatory and other purposes from the net asset calculation.
(b) Under the definition of tangible equity capital used by a leading rating agency, the maximum equity credit given to junior subordinated debt issued to trusts is 10% of tangible equity capital. (Junior subordinated debt issued to trusts is included in the calculation to determine the limit). Prior to February 29, 2004, junior subordinated debt was classified as preferred securities subject to mandatory redemption. See note (h) to the Selected Statistical Information on page 5.
(c) Reclassified from presentations in prior periods in accordance with the change to the definition of net leverage made by a leading rating agency.
--------

                                                                               9